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                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 31, 1995, incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 covering the Carolina Freight Corporation Stock Option Plan (filed February 28,
1983), the Carolina Freight Corporation 1984 Incentive Stock Option Plan (filed April 12, 1984) and the Carolina Freight Corporation 1994 Nonqualified Stock Option Plan (filed January 4, 1995).

                                                            Arthur Andersen LLP

Charlotte, North Carolina,
  March 30, 1995.